EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2003 relating to the financial statements and financial statement schedule of Applied Materials, Inc., which appear in the Company’s Annual Report on Form 10-K for the year ended October 26, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 10, 2004